Exhibit 99.1
PRESS RELEASE
FIS REPORTS FOURTH QUARTER RESULTS
EPS from continuing operations of $0.26; adjusted EPS of $0.48, up 41.2%
Record free cash flow of $149 million in fourth quarter and
$358 million for full year 2008
     Jacksonville, Fla. – February 10, 2009 — Fidelity National Information Services, Inc. (NYSE:FIS), a leading global provider of technology services to financial institutions, today reported financial results for the quarter and year ended December 31, 2008.
     Fourth quarter consolidated revenue increased 0.8% to $862.0 million in U.S. dollars and increased 4.3% on a constant currency basis. GAAP net earnings from continuing operations totaled $49.9 million, or $0.26 per share compared to $0.24 per share in the 2007 quarter.
     Non-GAAP adjusted net earnings from continuing operations increased 41.2% to $0.48 per share, compared to $0.34 in the prior year, and increased 44.1% to $0.49 per share in constant currency. The increase in earnings per share was attributable to improved operating performance, supplemented by lower interest expense, a reduction in the company’s effective tax rate and a lower share count. Free cash flow (cash from operations less capital expenditures) increased to a record $148.8 million in the fourth quarter of 2008.
     For the full year 2008, revenue increased 18.0% to $3.4 billion in U.S. dollars and 17.3% in constant currency. GAAP net earnings from continuing operations totaled $0.61 per share compared to $1.28 in 2007, which included an after-tax gain of $0.88 from the sale of Covansys stock. Non-GAAP adjusted net earnings from continuing operations totaled $1.49 per share in 2008, an increase of 26.3% compared to $1.18 per share in 2007. Pro forma free cash flow more than doubled to $358.1 million in 2008 compared to $168.4 million in 2007.
     “It was a solid quarter and a very good year for FIS. Full year revenue and earnings per share came in at the high end of our expectations, and pro forma free cash flow grew to a record $358 million,” stated William P. Foley, II, executive chairman of FIS. “Our management team and employees have done an excellent job managing through a very difficult environment to achieve these results.”
     “FIS is well positioned to generate solid growth in profitability, earnings per share and free cash flow in 2009,” added Lee A. Kennedy, president and chief executive officer. “We will continue to pursue key growth and efficiency initiatives, while remaining intently focused on helping our customers manage through this difficult economic environment.”
Divestitures and Discontinued Operations
     On October 13, 2008, FIS completed the sale of the operating assets of Certegy Australia, Ltd. Certegy Australia, along with previously disclosed business divestitures, is reported as a discontinued operation for the periods presented.
Reclassifications
     During the first quarter of 2008, the Company reclassified certain revenues related to eFunds, which was acquired in September 2007, from the International revenue channel to the Integrated Financial Solutions and Enterprise Solutions revenue channels. Accordingly, certain revenues related to eFunds in the third and fourth quarters of 2007 have been reclassified to conform to our current presentation.
Supplemental Information
     Consolidated fourth quarter revenue increased 0.8% to $862.0 million in U.S. dollars, including a $30.1 million unfavorable impact related to foreign currency exchange rates. Excluding the adverse effect of currency, revenue increased 4.3%, driven by 6.4% growth in Integrated Financial Solutions and 9.7% growth in International. Enterprise Solutions revenue declined 2.4% compared to the prior year quarter, driven by a $12.8 million decline in the Company’s retail check guarantee business. Excluding Check Services’ revenue from both periods, Enterprise Solutions revenue increased 2.8%.
     Adjusted EBITDA increased 4.3% to $226.9 million in the fourth quarter of 2008. The adjusted EBITDA margin improved 90 basis points to 26.3% compared to 25.4% in the prior-year quarter and increased 110 basis points sequentially from 25.2% in the third quarter of 2008. The improvement was driven by increased operating leverage, improved cost management and realized acquisition synergies, and slightly higher software license and equipment sales.
     The effective tax rate in the fourth quarter of 2008 was 32.0% compared to 35.8% in the fourth quarter of 2007. The current period tax rate was favorably impacted by the geographic distribution of income, a federal research and development tax credit and state tax planning.

Balance Sheet
     As of December 31, 2008, the company had $220.9 million in cash and cash equivalents. FIS repaid $134 million of debt during the fourth quarter, reducing the year-end total outstanding to $2.5 billion, of which $2.1 billion has been swapped to fixed interest rates. The effective interest rate was 5.1% as of December 31, 2008.
     During the quarter, FIS recorded an after-tax impairment charge of $35.3 million, or $0.18 per share, in conjunction with the Certegy Check Services trademark. As a result of the sale of our Australian business, approximately $0.09 per share is recorded in discontinued operations, while the remaining $0.09 per share is included in continuing operations. The write-down is excluded from adjusted net earnings for comparative purposes.
2009 Outlook
FIS provided full year guidance for 2009 as follows:

–	Reported revenue growth of 0 to 2%, and 3 to 5% in constant currency.

–	Adjusted net earnings of $1.60 to $1.66 per share, representing approximately 7 to 11% growth on a reported basis, and 10 to 14% growth in constant currency

–	Free cash flow of $410 to $430 million
     The Company expects to report first quarter 2009 revenue of $820 to $830 million and adjusted net earnings of $0.30 to $0.32.
Use of Non-GAAP Financial Information
     FIS reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted net earnings, free cash flow and organic revenues. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, LPS spin-off related costs, debt restructuring and other charges, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     FIS will host a call with investors and analysts to discuss fourth quarter and full year 2008 results on Tuesday, February 10, 2009, beginning at 5:00 p.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fidelityinfoservices.com and click on “Events and Multimedia.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through February 24, 2009, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 981914. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fidelityinfoservices.com.
About Fidelity National Information Services, Inc.
     Fidelity National Information Services, Inc. (NYSE: FIS), a Fortune 500 company and member of the S&P 500 Index, is a leading provider of core processing for financial institutions; card issuer and transaction processing services; and outsourcing services to financial institutions and retailers. FIS has processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10 and was ranked the number one banking technology provider in the world by American Banker and the research firm Financial Insights in the 2008 FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 13,000 financial institutions in more than 80 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions;

significant competition that our operating subsidiaries face; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fnis.com; Marcia Danzeisen, Senior Vice President, Market and Corporate Communications, 904-854-5083.
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 10, 2009
(Unaudited)

Exhibit A	Consolidated Statements of Earnings for the Three and Twelve-Month Periods ended December 31, 2008 and 2007

Exhibit B	Consolidated Balance Sheets as of December 31, 2008 and 2007

Exhibit C	Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007

Exhibit D	Supplemental Financial Information for the Three and Twelve-Month Periods ended December 31, 2008 and 2007

Exhibit E	Supplemental Non-GAAP Financial Information for the Three and Twelve-Month Periods ended December 31, 2008 and 2007

Exhibit F	Recast Reporting Segment Bridge for the Year Ending December 31, 2008

Exhibit G	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the Three and Twelve-Month Periods ended December 31, 2008 and 2007

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Processing and services revenues	$862.0	$855.3	$3,446.0	$2,921.0

Cost of revenues	652.4	648.4	2,636.9	2,265.8
Selling, general and administrative expenses	80.5	86.3	389.4	302.9
Research and development costs	23.1	20.4	84.8	70.4

Operating income	106.0	100.2	334.9	281.9

Other income (expense):
Interest income	1.0	1.9	6.3	3.0
Gain on sale of Covansys stock	—	—	—	274.5
Other income	1.5	11.2	1.5	14.8
Interest expense	(33.4)	(39.4)	(163.5)	(190.2)

Total other income (expense)	(30.9)	(26.3)	(155.7)	102.1

Earnings from continuing operations before income taxes, equity earnings and minority interest	75.1	73.9	179.2	384.0
Provision for income taxes	24.0	26.0	57.6	136.2
Equity in (losses) earnings of unconsolidated entities	—	—	(0.2)	2.8
Minority interest (expense) income	(1.2)	(0.3)	(4.0)	0.1

Net earnings from continuing operations	49.9	47.6	117.4	250.7
(Loss) earnings from discontinued operations, net of tax	(21.1)	60.8	97.4	310.5

Net earnings	$28.8	$108.4	$214.8	$561.2

Net earnings per share-basic from continuing operations*	$0.26	$0.24	$0.61	$1.30
Net (loss) earnings per share-basic from discontinued operations*	(0.11)	0.31	0.51	1.61

Net earnings per share-basic*	$0.15	$0.56	$1.12	$2.91

Weighted average shares outstanding-basic	189.8	194.5	191.6	193.1

Net earnings per share-diluted from continuing operations*	$0.26	$0.24	$0.61	$1.28
Net (loss) earnings per share-diluted from discontinued operations*	(0.11)	0.31	0.50	1.58

Net earnings per share-diluted*	$0.15	$0.55	$1.11	$2.86

Weighted average shares outstanding-diluted	191.1	196.7	193.5	196.5

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of	As of
	December 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$220.9	$355.3
Settlement deposits	31.4	21.2
Trade receivables, net	538.1	825.9
Settlement receivables	52.1	116.9
Other receivables	121.1	206.7
Receivable from FNF and LPS	10.1	14.9
Prepaid expenses and other current assets	115.1	168.5
Deferred income taxes	64.0	120.1

Total current assets	1,152.8	1,829.5

Property and equipment, net of accumulated depreciation and amortization	272.6	392.5
Goodwill	4,196.5	5,326.8
Other intangible assets, net of accumulated amortization	924.3	1,030.6
Computer software, net of accumulated amortization	617.0	775.2
Deferred contract costs	241.2	256.9
Investment in FNRES	—	30.5
Long-term notes receivable from FNF	5.5	6.1
Other noncurrent assets	79.6	146.5

Total assets	$7,489.5	$9,794.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$408.0	$606.2
Settlement payables	83.3	129.8
Current portion of long-term debt	105.5	272.0
Deferred revenues	182.9	246.2

Total current liabilities	779.7	1,254.2

Deferred revenues	86.7	111.9
Deferred income taxes	314.4	395.0
Long-term debt, excluding current portion	2,409.0	4,003.4
Other long-term liabilities	197.8	234.7

Total liabilities	3,787.6	5,999.2

Minority interest	164.2	14.2

Stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	2.0	2.0
Additional paid in capital	2,964.7	3,038.2
Retained earnings	1,076.1	899.5
Accumulated other comprehensive (loss) earnings	(102.3)	53.4
Treasury stock	(402.8)	(211.9)

Total stockholders’ equity	3,537.7	3,781.2

Total liabilities and stockholders’ equity	$7,489.5	$9,794.6

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

	Year ended December 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$214.8	$561.2
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	465.4	496.8
Amortization of debt issue costs	16.8	30.6
Gain on sale of Covansys stock	—	(274.5)
Net loss (gain) on sale of non-strategic businesses	33.6	(71.7)
Gain on pension curtailment	—	(12.1)
Stock-based compensation cost	60.7	39.0
Deferred income taxes	35.6	17.9
Income tax benefit from exercise of stock options	—	(47.5)
Equity in loss (earnings) of unconsolidated entities	2.3	(0.9)
Minority interest	2.8	2.2
Changes in assets and liabilities, net of effects from acquisitions:
Net increase in trade receivables	(31.0)	(169.9)
Net decrease (increase) in prepaid expenses and other assets	(12.7)	(70.1)
Additions to deferred contract costs	(62.1)	(57.9)
Net increase (decrease) in deferred revenue	9.6	(11.5)
Net (decrease) increase in accounts payable, accrued liabilities and other liabilities	(139.3)	31.9

Net cash provided by operating activities	596.5	463.5

Cash flows from investing activities:
Additions to property and equipment	(76.7)	(113.8)
Additions to capitalized software	(178.7)	(229.5)
Other investing activities	(4.7)	—
Cash received from sale of Covansys stock	—	430.2
Investment in Brazilian Venture	(25.7)	—
Net proceeds from sale of company assets	32.6	96.2
Acquisitions, net of cash acquired	(19.9)	(1,729.0)

Net cash used in investing activities	(273.1)	(1,545.9)

Cash flows from financing activities:
Borrowings	5,160.0	4,300.3
Debt service payments	(5,337.3)	(3,032.7)
Capitalized debt issuance costs	—	(29.4)
Dividends paid	(38.2)	(38.7)
Cash transferred in LPS spin-off	(20.8)	—
Minority interest contribution to Brazilian Venture	14.8	—
Income tax benefit from exercise of stock options	—	47.5
Stock options exercised	19.2	57.7
Treasury stock purchases	(236.2)	(80.3)

Net cash (used in) provided by financing activities	(438.5)	1,224.4

Effect of foreign currency exchange rates on cash	(19.3)	1.5

Net (decrease) increase in cash and cash equivalents	(134.4)	143.5

Cash and cash equivalents, at beginning of period	355.3	211.8

Cash and cash equivalents, at end of period	$220.9	$355.3

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In millions)

	Three Month Periods ended		Twelve Month Periods ended
	December 31,		December 31,
	2008	2007	2008	2007
1. Revenues

Revenue from Continuing Operations:

Integrated Financial Solutions	$391.9	$368.5	$1,531.7	$1,258.8
Enterprise Solutions	282.1	289.0	1,125.4	991.6
International	177.2	187.4	747.6	614.0
Corporate and Other	10.8	10.4	41.3	56.6

Total Revenue from Continuing Operations	$862.0	$855.3	$3,446.0	$2,921.0

Total Revenue Growth from Prior Year Period

Integrated Financial Solutions	6.4%	30.1%	21.7%	18.9%
Enterprise Solutions	-2.4%	19.1%	13.5%	13.2%
International	-5.4%	32.9%	21.8%	42.7%
Corporate and Other	3.8%	-3.3%	-27.0%	8.7%

Total	0.8%	26.2%	18.0%	20.9%

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

	Three Month Periods ended		Twelve Month Periods ended
	December 31,		December 31,
	2008	2007	2008	2007
1. EBIT and EBITDA Consolidated

Revenue from Continuing Operations	$862.0	$855.3	$3,446.0	$2,921.0

Operating Income	$106.0	$100.2	$334.9	$281.9
M&A, Restructuring and Integration Costs	—	1.7	46.3	28.3
Corporate Costs Non — Disc. Ops	—	3.4	18.1	22.0
LPS Spin-off Costs	—	0.5	9.3	0.5
Trademark impairment	26.0	—	26.0	—

EBIT, as adjusted	$132.0	$105.8	$434.6	$332.7

Depreciation and Amortization from Continuing Operations, as adjusted	94.9	111.8	393.1	373.6

EBITDA, as adjusted	$226.9	$217.6	$827.7	$706.3

EBIT Margin, as adjusted	15.3%	12.4%	12.6%	11.4%

EBITDA Margin, as adjusted	26.3%	25.4%	24.0%	24.2%

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF PRO FORMA TO ADJUSTED PRO FORMA CASH FLOW MEASURES — UNAUDITED
(In millions)

	Quarter Ended December 31, 2008			Twelve Month Period Ended December 31, 2008
	GAAP	Adj	Adjusted	Pro forma (1)	Adj	Adj Pro forma
Cash flows from operating activities:
Net earnings (2)	$28.8	$—	$28.8	$103.5	$39.1	$142.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	196.7	—	196.7	556.4	—	556.4
Working capital adjustments (3)	(27.6)	2.5	(25.1)	(186.1)	75.5	(110.6)

Net cash provided by operating activities	197.9	2.5	200.4	473.8	114.6	588.4

Capital expenditures	(51.6)	—	(51.6)	(230.3)	—	(230.3)

Net free cash flow	$146.3	$2.5	$148.8	$243.5	$114.6	$358.1

	Quarter Ended December 31, 2007			Twelve Month Period Ended December 31, 2007
	Pro forma (1)	Adj	Adj Pro forma	Pro forma (1)	Adj	Adj Pro forma
Cash flows from operating activities:
Net earnings (2)	$50.0	$(5.1)	$44.9	$311.4	$46.8	$358.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	165.6	—	165.6	58.4	—	58.4
Working capital adjustments (3)	(68.9)	47.9	(21.0)	(170.6)	194.7	24.1

Net cash provided by operating activities	146.7	42.8	189.5	199.2	241.5	440.7

Capital expenditures	(62.6)	—	(62.6)	(272.3)	—	(272.3)

Net free cash flow	$84.1	$42.8	$126.9	$(73.1)	$241.5	$168.4

(1)	Pro forma cash flows are presented as if the LPS spin-off was completed on January 1, 2007 and represents FIS on a post-spin basis.

(2)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs, costs associated with the LPS spin-off, restructuring costs and the elimination of corporate costs attributable to LPS.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities.

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECAST REPORTING SEGMENT BRIDGE — (Unaudited)
(In millions)

	New Reporting Segments (1)
	Year Ended December 31, 2008
				Corporate
	Financial	Payment		and
	Solutions	Solutions	International	Other	Total
Revenue from Continuing Operations:

Integrated Financial Solutions	$265.3	$1,266.4	$—	$—	$1,531.7
Enterprise Solutions	849.7	260.5	15.2	—	1,125.4
International	—	3.3	744.3	—	747.6
Corporate and Other	43.8	—	—	(2.5)	41.3

Total Revenue from Continuing Operations	$1,158.8	$1,530.2	$759.5	$(2.5)	$3,446.0

(1)	Effective December 31, 2008, the Company changed its internal reporting structure. The new reporting segments align with this new structure and the table provides a bridge from our old reporting structure to the new segments.

Exhibit G
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP				Non-GAAP
	Three Months				Three Months
	Ended			Purchase	Ended
	December 31, 2008	Trademark		Price	December 31, 2008
	(Unaudited)	Impairment (8)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$862.0	$—	$862.0	$—	$862.0
Cost of revenues	652.4	(26.0)	626.4	(35.0)	591.4

Gross profit	209.6	26.0	235.6	35.0	270.6

Selling, general and administrative	80.5	—	80.5	—	80.5
Research and development costs	23.1	—	23.1	—	23.1

Operating income	106.0	26.0	132.0	35.0	167.0

Other income (expense):
Interest income	1.0	—	1.0	—	1.0
Interest expense	(33.4)	—	(33.4)	—	(33.4)
Other income, net	1.5	—	1.5	—	1.5

Total other income (expense)	(30.9)	—	(30.9)	—	(30.9)

Earnings from continuing operations before income taxes, equity in (losses) earnings of unconsolidated entities, and minority interest	75.1	26.0	101.1	35.0	136.1
Provision (benefit) for income taxes	24.0	8.3	32.3	11.2	43.5

Earnings from continuing operations before equity in (losses) earnings of unconsolidated entities, and minority interest	51.1	17.7	68.8	23.8	92.6
Equity in earnings (losses) of unconsolidated entities	—	—	—	—	—
Minority interest income (expense)	(1.2)	—	(1.2)	—	(1.2)

Net earnings from continuing operations	$49.9	$17.7	$67.6	$23.8	$91.4

Net earnings per share — diluted from continuing operations*	$0.26	$0.09	$0.35	$0.12	$0.48

Weighted average shares outstanding — diluted	191.1	191.1	191.1	191.1	191.1

Supplemental Information:

Depreciation and amortization from continuing operations			$94.9	$(35.0)	$59.9

Stock compensation expense from continuing operations, excluding acceleration charges					$10.1
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$10.1

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit G
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A						Non-GAAP
	Twelve Months	Restructuring	Corporate					Twelve Months
	Ended	And	Costs	LPS			Purchase	Ended
	December 31, 2008	Integration	Non-Disc	Spin	Trademark		Price	December 31, 2008
	(Unaudited)	Costs (1)	Ops (2)	Costs (3)	Impairment (8)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$3,446.0	$—	$—	$—	$—	$3,446.0	$—	$3,446.0
Cost of revenues	2,636.9	(25.3)	—	—	(26.0)	2,585.6	(142.4)	2,443.2

Gross profit	809.1	25.3	—	—	26.0	860.4	142.4	1,002.8

Selling, general and administrative	389.4	(21.0)	(18.1)	(9.3)	—	341.0	—	341.0
Research and development costs	84.8	—	—	—	—	84.8	—	84.8

Operating income	334.9	46.3	18.1	9.3	26.0	434.6	142.4	577.0

Other income (expense):
Interest income	6.3	—	—	—	—	6.3	—	6.3
Interest expense	(163.5)	2.7	—	12.4	—	(148.4)	—	(148.4)
Other income, net	1.5	—	—	—	—	1.5	—	1.5

Total other income (expense)	(155.7)	2.7	—	12.4	—	(140.6)	—	(140.6)

Earnings from continuing operations before income taxes, equity in (losses) earnings of unconsolidated entities, and minority interest	179.2	49.0	18.1	21.7	26.0	294.0	142.4	436.4
Provision (benefit) for income taxes	57.6	17.5	5.5	7.3	8.3	96.2	47.8	144.0

Earnings from continuing operations before equity in (losses) earnings of unconsolidated entities, and minority interest	121.6	31.5	12.6	14.4	17.7	197.8	94.6	292.4
Equity in losses of unconsolidated entities	(0.2)	—	—	—	—	(0.2)	—	(0.2)
Minority interest income (expense)	(4.0)	—	—	—	—	(4.0)	—	(4.0)

Net earnings from continuing operations	$117.4	$31.5	$12.6	$14.4	$17.7	$193.6	$94.6	$288.2

Net earnings per share — diluted from continuing operations *	$0.61	$0.16	$0.07	$0.07	$0.09	$1.00	$0.49	$1.49

Weighted average shares outstanding — diluted	193.5	193.5	193.5	193.5	193.5	193.5	193.5	193.5

Supplemental Information:

Depreciation and amortization from continuing operations						$393.1	$(142.4)	$250.7

Stock compensation expense from continuing operations, excluding acceleration charges								$34.9
Stock acceleration charges								16.7

Total stock compensation expense from continuing operations								$51.6

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit G
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A					Non-GAAP
	Three Months	Restructuring	Corporate				Three Months
	Ended	And	Costs	LPS		Purchase	Ended
	December 31, 2007	Integration	Non-Disc	Spin		Price	December 31, 2007
	(Unaudited)	Costs (1)	Ops (2)	Costs (3)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$855.3	$—	$—	$—	$855.3	$—	$855.3
Cost of revenues	648.4	—	—	—	648.4	(38.4)	610.0

Gross profit	206.9	—	—	—	206.9	38.4	245.3

Selling, general and administrative	86.3	(1.7)	(3.4)	(0.5)	80.7	—	80.7
Research and development costs	20.4	—	—	—	20.4	—	20.4

Operating income	100.2	1.7	3.4	0.5	105.8	38.4	144.2

Other income (expense):
Interest income	1.9	—	—	—	1.9	—	1.9
Interest expense	(39.4)	—	—	—	(39.4)	—	(39.4)
Gain on sale of Covansys stock	—	—	—	—	—	—	—
Other income, net	11.2	(12.1)	—	—	(0.9)	—	(0.9)

Total other income (expense)	(26.3)	(12.1)	—	—	(38.4)	—	(38.4)

Earnings from continuing operations before income taxes, equity in (losses) earnings of unconsolidated entities, and minority interest	73.9	(10.4)	3.4	0.5	67.4	38.4	105.8
Provision (benefit) for income taxes	26.0	(3.9)	1.3	0.2	23.6	14.3	37.9

Earnings from continuing operations before equity in (losses) earnings of unconsolidated entities, and minority interest	47.9	(6.5)	2.1	0.3	43.8	24.1	67.9
Equity in earnings (losses) of unconsolidated entities	—	—	—	—	—	—	—
Minority interest income (expense)	(0.3)	—	—	—	(0.3)	—	(0.3)

Net earnings from continuing operations	$47.6	$(6.5)	$2.1	$0.3	$43.5	$24.1	$67.6

Net earnings per share — diluted from continuing operations*	$0.24	$(0.03)	$0.01	$0.00	$0.22	$0.12	$0.34

Weighted average shares outstanding — diluted	196.7	196.7	196.7	196.7	196.7	196.7	196.7

Supplemental Information:

Depreciation and amortization from continuing operations					$111.8	$(38.4)	$73.4

Stock compensation expense from continuing operations, excluding acceleration charges							$6.9
Stock acceleration charges							1.7

Total stock compensation expense from continuing operations							$8.6

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit G
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A								Non-GAAP
	Twelve Months	Restructuring	Corporate		Gain					Twelve Months
	Ended	And	Costs	LPS	On Sale	Allocation	Debt		Purchase	Ended
	December 31, 2007	Integration	Non-Disc	Spin	Covansys	Interest	Restructure		Price	December 31, 2007
	(Unaudited)	Costs (1)	Ops (2)	Costs (3)	Stock (5)	Expense (6)	Charge (7)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$2,921.0	$—	$—	$—	$—	$—	$—	$2,921.0	$—	$2,921.0
Cost of revenues	2,265.8	(22.3)	—	—	—	—	—	2,243.5	(124.2)	2,119.3

Gross profit	655.2	22.3	—	—	—	—	—	677.5	124.2	801.7

Selling, general and administrative	302.9	(6.0)	(22.0)	(0.5)	—	—	—	274.4	—	274.4
Research and development costs	70.4	—	—	—	—	—	—	70.4	—	70.4

Operating income	281.9	28.3	22.0	0.5	—	—	—	332.7	124.2	456.9

Other income (expense):
Interest income	3.0	—	—	—	—	—	—	3.0	—	3.0
Interest expense	(190.2)	—	—	—	—	55.7	27.2	(107.3)	—	(107.3)
Gain on sale of Covansys stock	274.5	—	—	—	(274.4)	—	—	0.1	—	0.1
Other income, net	14.8	(14.9)	—	—	—	—	—	(0.1)	—	(0.1)

Total other income (expense)	102.1	(14.9)	—	—	(274.4)	55.7	27.2	(104.3)	—	(104.3)

Earnings from continuing operations before income taxes, equity in (losses) earnings of unconsolidated entities, and minority interest	384.0	13.4	22.0	0.5	(274.4)	55.7	27.2	228.4	124.2	352.6
Provision (benefit) for income taxes	136.2	5.0	8.3	0.2	(101.5)	21.5	10.1	79.8	44.6	124.4

Earnings from continuing operations before equity in (losses) earnings of unconsolidated entities, and minority interest	247.8	8.4	13.7	0.3	(172.9)	34.2	17.1	148.6	79.6	228.2
Equity in earnings (losses) of unconsolidated entities	2.8	—	—	—	—	—	—	2.8	—	2.8
Minority interest income (expense)	0.1	—	—	—	—	—	—	0.1	—	0.1

Net earnings from continuing operations	$250.7	$8.4	$13.7	$0.3	$(172.9)	$34.2	$17.1	$151.5	$79.6	$231.1

Net earnings per share — diluted from continuing operations*	$1.28	$0.04	$0.07	$0.00	$(0.88)	$0.17	$0.09	$0.77	$0.41	$1.18

Weighted average shares outstanding — diluted	196.5	196.5	196.5	196.5	196.5	196.5	196.5	196.5	196.5	196.5

Supplemental Information:

Depreciation and amortization from continuing operations								$373.6	$(124.2)	$249.4

Stock compensation expense from continuing operations, excluding acceleration charges										$22.6
Stock acceleration charges										2.3

Total stock compensation expense from continuing operations										$24.9

*	Amounts may not sum due to rounding.
See accompanying notes.

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three and Twelve-Month Periods ended December 31, 2008
The adjustments are as follows:
(1)	This column represents charges for restructuring and integration costs relating to merger and acquisition activities.

(2)	This column represents corporate costs attributable to LPS as previously reported in our investor package furnished on form 8-K on May 28, 2008. These amounts are not allocable to discontinued operations under U.S. Generally Accepted Accounting Principles.

(3)	This column represents incremental transaction costs incurred by the Company directly related to the LPS spin-off.

(4)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.

(5)	This column represents a gain on sale of investment in Covansys to a third party recorded in the second and third quarters of 2007.

(6)	This column represents the allocation of interest expense for the periods presented, as if the debt retired in conjunction with the LPS spin-off had occurred on January 1, 2007, as previously reported in our investor package furnished on form 8-K on May 28, 2008

(7)	This column represents debt restructuring charges recorded in the first quarter of 2007, to write-off capitalized unamortized debt issuance costs.

(8)	This column represents an impairment charge of $52 million related to a decline in the fair value of a trade mark associated with our retail check business. $26 million ($0.09 per diluted share after tax) of the charge was classified in continuing operations and $26 million ($0.09 per diluted share after tax) was classified as discontinued operations.